CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-266309 on Form S-6 of our report dated September 15, 2022, relating to the financial statement of FT 10289, comprising Global Commodities Companies Buy-Write Portfolio, Series 3, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 15, 2022